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                                                                    EXHIBIT 2.1e



                               SECURITY AGREEMENT

        DATE:               October 21, 1999

        DEBTOR: Coach and Car Equipment Corp., f/k/a Coach and Car Acquisition Corp.

        SECURED PARTY:      CCEC Capital Corp., f/k/a Coach and Car Equipment
                            Corporation


         a. DEFINITIONS. The following words shall have the following meanings when used in this Security Agreement:

            (1) Collateral. The word "Collateral" means all of Debtor's right, title and interest in all the tangible and intangible assets purchased from Coach and Car Equipment Corporation wheresoever situated, as conveyed to Debtor or for the benefit of Debtors, under an agreement consummated on August 31, 1999 (the "Purchase Agreement"). Secured Party's interest extends to and includes, but is not limited to, the Assets as described in the Purchase Agreement, including without limitation, all property, plant, and equipment, patents, trade secrets and other data of Coach and Car Equipment Corporation, including proceeds from the sale of such assets pursuant to Section (c)(2), purchased by Debtor pursuant to the Purchase Agreement.

            (2) Indebtedness. Indebtedness includes all indebtedness and liabilities of Debtor to Secured Party, due or to become due, whether or not now existing or hereafter contracted for or arising, including, but not limited to:

                  (a) The indebtedness evidenced by the Installment Note and the Term Note executed in favor of Secured Party, in an aggregate original principal sum of Ten Million One Hundred Fourteen Thousand Eight Dollars ($10,114,008) and any and all extensions, renewals, refinancings and other amounts owing thereon (collectively, the "Notes") dated October 21, 1999; and

                  (b) In the event of any proceeding to enforce the collection of any of the Indebtedness, the reasonable expenses of retaking, holding, preparing for sale, or otherwise disposing of any or all of the Collateral upon any exercise by Secured Party of its rights under this Security Agreement, and attorneys' fees, court costs and other expenses in connection therewith.
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         b. GRANT OF SECURITY INTEREST. For valuable consideration, Debtor hereby grants to Secured Party a security interest in the Collateral, to secure the Indebtedness and agrees that Secured Party shall have the rights stated in this Security Agreement with respect to the Collateral in addition to all other rights which Secured Party may have by law.

         c. OBLIGATIONS OF DEBTOR. Debtor warrants to and covenants to Secured Party as follows:

         (1) Perfection of Security Interest. Debtor agrees to execute financing statements, execute letters of assignment for patents, and to take whatever other actions as are reasonably requested by Secured Party to perfect and continue Secured Party's security interest in the Collateral. Debtor hereby appoints Secured Party as its irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue the security interest granted in this Security Agreement. Secured Party may at any time, and without further authorization from Debtor, file a copy of this Security Agreement as a financing statement. Debtor will reimburse Secured Party for all reasonable out-of-pocket expenses for the perfection and the continuation of the perfection of Secured Party's security interest in the Collateral.

         (2) Transactions Involving Collateral. Except for disposal of assets in the ordinary course of business, Debtor shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral. Debtor shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance or charge, whether or not subordinate or junior to the lien evidenced by this Security Agreement without the prior written consent of Secured Party other than as required under the terms of any financing arrangement with a senior lender ("Senior Lender"), as permitted under Section 5.3(b) of the Note Refinancing Agreement dated October 21, 1999 between the parties (the "Note Refinancing Agreement"). Unless waived by Secured Party, all proceeds from any disposition of the Collateral shall be held in trust for Secured Party, and shall not be commingled with any other funds.

         (3) Repairs. Debtor shall keep the Collateral in good condition and repair (ordinary wear and tear excepted). Debtor will not commit or permit damage to or destruction of any material part of the Collateral. Secured Party and its designated representatives and agents shall have the right at all reasonable times, and upon reasonable notice, to examine and inspect the Collateral wherever located.

         (4) Compliance With Governmental Requirements. Debtor shall materially comply promptly with all laws, ordinances and regulations of all governmental authorities applicable to the use of the Collateral. Debtor may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Secured Party's interest in the Collateral, in Secured Party's opinion, is not jeopardized.

         (5) Maintenance of Insurance. Debtor shall procure and maintain fire, casualty and liability insurance on a replacement basis naming Secured Party as loss payee or additional insured, as appropriate, with respect to the Collateral, in form, amounts, coverages and with insurance companies reasonably acceptable to Secured Party. Subject to Debtor's obligations to Senior Lender, Debtor, upon request of Secured Party, will deliver to Secured Party certificates of coverage from each insurer containing a loss payable endorsement to Secured Party and a stipulation that coverage will not be canceled or diminished without a minimum of ten (10) days prior written notice to Secured Party.


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         (6) Application of Insurance Proceeds. Debtor shall promptly notify
Secured Party of any loss or damage to the Collateral in excess of Five Thousand Dollars ($5,000). Secured Party may make proof of loss if Debtor fails to do so within fifteen (15) days of the casualty. If an Event of Default has not occurred, all proceeds of any insurance of the Collateral, including accrued proceeds thereon, shall be used by Debtor to replace the Collateral in question. If an Event of Default has occurred, all proceeds of any insurance of the Collateral, including accrued proceeds thereon, shall be applied against the Note.

         (7) Insurance Reports. Debtor, upon request of Secured Party, shall furnish to Secured Party reports on each existing policy of insurance showing such information as Secured Party may reasonably request including the following: (i) the name of the insurer; (ii) the risks insured; (iii) the amount of the policy; (iv) the property insured; (v) the then current value on the basis of which insurance has been obtained and the manner of determining that value; and (vi) the expiration date of the policy.

         d. DEBTOR'S RIGHT TO POSSESSION. Until an Event of Default (as defined below), Debtor may have possession of and beneficial use of all of the Collateral and may use it in any lawful manner not inconsistent with this Security Agreement.

         e. EXPENDITURES BY SECURED PARTY. If not discharged or paid when due, Secured Party may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral, may pay for insurance with respect to the Collateral, and may pay for maintenance and preservation of the Collateral. All such payments shall become a part of the Indebtedness and shall be payable on demand. Such right shall be in addition to any other rights or remedies to which Secured Party may be entitled on account of default.

         f. EVENTS OF DEFAULT. The following are Events of Default under this Security Agreement:

         (1) Default on Indebtedness. Debtor fails to make any payment when due on the Indebtedness, subject to any grace period provided in the document evidencing such indebtedness.

         (2) Defective Collateralization. This Security Agreement or the security interest granted herein at any time and for any reasons shall cease to be in full force and effect or shall at any time not be perfected, or cease to be perfected, unless caused by the fault, failure or omission of Secured Party.

         (3) Insolvency. Making an assignment for the benefit of creditors of Debtor, or the voluntary appointment (at the request of any such party or with the consent of any such party) of a receiver, custodian, liquidator or trustee in bankruptcy of any such party's property or the filing by any such party of a petition in bankruptcy or other similar proceeding under law for relief of debtors.

         (4) Creditor Proceedings. Commencement of foreclosure, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Debtor against any of the property of Debtor, including, without limitation, the Collateral. However, this subsection shall not apply in the event of a good faith dispute by Debtor as to the validity or reasonableness of the claim which is the basis of the foreclosure suit, provided that Debtor gives Secured Party


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written notice of such claim and furnishes adequate reserves for the claim.

         (5) Destruction or Impairment of Collateral. There shall occur any material uninsured damage to or loss, theft or destruction of the Collateral, or notwithstanding the maintenance of any insurance, if the value or validity of any of the Collateral is materially impaired by virtue of the failure of Debtor to comply with any state, federal or municipal rules or regulations.

         (6) Cross Defaults. A default beyond any applicable grace or right to cure periods by Debtor under any agreement, arrangement, covenant, undertaking, or condition of (i) the Purchase Agreement between the parties including without limitation the Subleases and Assignment and Assumption, as defined in the Purchase Agreement, or (ii) the Note Refinancing Agreement including without limitation the Pledge and Security Agreement, Guarantee, and Non-Competition Agreement, as defined in the Note Refinancing Agreement.

         g. RIGHTS OF SECURED PARTY. Upon an Event of Default, Secured Party shall have all the rights of a secured party under the Uniform Commercial Code. In addition and without limitation, Secured Party may exercise any one or more of the following rights and remedies:

            (1) Accelerate Indebtedness. Secured Party may, at its option, after any applicable cure periods and without further demand, notice or legal process of any kind, declare the entire Indebtedness immediately due and payable.

            (2) Assemble Collateral. Secured Party may require Debtor to deliver to Secured Party all or any portion of the Collateral and any and all documents relating to the Collateral. Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties. Secured Party shall also have full power to enter upon the property of Debtor to take possession of and remove the Collateral pursuant to due legal process.

            (3) Sell the Collateral. Secured Party shall have full power to sell, lease, transfer and otherwise deal with the Collateral or proceeds thereof in its own name or that of Debtor. Secured Party may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline rapidly in value or is of a type customarily sold on a recognized market, Secured Party will give Debtor reasonable notice of the time after which any private sale or any other intended disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, preparing for sale and selling the Collateral shall become a part of the Indebtedness secured by this Security Agreement, and shall be payable on demand, with interest at the default rate provided in the Note from date of expenditure until repaid.

            (4) Appointment of Receiver. Secured Party may have a receiver appointed as a matter of right. The receiver may be an employee of Secured Party and may serve without bond. All fees of the receiver and his attorney shall be secured by this Security Agreement.


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            (5) Obtain Deficiency. Secured Party may obtain a judgment for any deficiency remaining on the Indebtedness due to Secured Party after application of all amounts received from the exercise of the rights provided in this Security Agreement.

            (6) Other Rights and Remedies. In addition to Secured Party's rights and remedies as a secured creditor under the provisions of the Uniform Commercial Code, Secured Party shall have and may exercise any or all of the rights and remedies it may have available at law, in equity or otherwise.

         h. CUMULATIVE REMEDIES. All of Secured Party's rights and remedies, whether evidenced by this Security Agreement or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Secured Party to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Debtor under this Security Agreement, after Debtor's failure to perform, shall not affect Secured Party's right to declare a default and to exercise its remedies.

         i. WAIVER. Secured Party shall not be deemed to have waived any rights under this Security Agreement unless such waiver is in writing and signed by Secured Party. No delay or omission on the part of Secured Party in exercising any right shall operate as a waiver of such right or any other right. A waiver by any party of a provision of this Security Agreement shall not constitute a waiver of or prejudice the party's right otherwise to demand strict compliance with that provision or any other provision. No prior waiver, nor any course of dealing between Secured Party and Debtor, shall constitute a waiver of any of Secured Party's rights or Debtor's obligations as to any future transactions. Whenever consent by Secured Party is required in this Security Agreement, the granting of such consent by Secured Party in any instance shall not constitute continuing consent to subsequent instances where such consent is required.

         j. NOTICES. All notices, requests and demands to or upon the respective parties hereto shall, in order to be effective, be in writing. Written notices and written confirmations shall be either delivered by hand, deposited in the U.S. mail, postage prepaid, sent by any air freight service, next day delivery of which is guaranteed, telegraphed by the telegraph company or telexed, answer back received, properly addressed as indicated below, or to such other address, notice of which may be hereafter given to the respective parties hereto and/or to any future holder of the Note by the respective addressee. All such notices, requests or demands shall be deemed to have been duly given or made (a) when delivered, if hand delivered; (b) five (5) days after being so deposited in the U.S. Mail; and (c) one (1) business day after being so sent by air freight or so telegraphed, telexed or transmitted via facsimile.

         k. EXPENSES AND COSTS AND ATTORNEYS' FEES.

            (1) Debtor shall reimburse Secured Party on demand for all its expenses (including, but not limited to, reasonable attorneys' fees) of, or incidental to: (i) any attempt to enforce any rights of Secured Party against Debtor or any other person or entity which may be obligated to Secured Party by virtue of this Security Agreement, including without limitation, any bankruptcy proceedings and efforts to modify or vacate any automatic stay or injunction, any account debtor, whether or not a lawsuit or proceeding is filed; and/or (ii) any attempt to protect, collect, sell, liquidate or otherwise dispose of the Collateral. All such sums and expenses shall constitute a portion of the Indebtedness hereunder secured by the Collateral. All such sums shall be part of the Indebtedness secured by this Security Agreement.


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         (2) In the event of any litigation, contest, dispute, suit, proceeding or action, whether instituted by Secured Party, Debtor or any other party, person or entity) in any way relating to the Collateral, the Security Agreement, or Debtor's affairs, the prevailing party in any such litigation, contest, dispute, suit, proceeding or action, shall be entitled to recover its costs and expenses incurred, including its reasonable attorney's fees, from the other party. If the prevailing party is the Secured Party, all such sums shall become part of the Indebtedness secured by this Security Agreement. If Debtor is the prevailing party, all such sums shall be offset against the Indebtedness secured by this Security Agreement.

         l. INTERPRETATION. Caption headings in this Security Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Security Agreement. If any provision of this Security Agreement is held to be invalid, illegal or unenforceable by any court for any reason, the remaining provisions of this Security Agreement shall nevertheless be binding, and this Security Agreement shall be enforceable as if the void or unenforceable provision or provisions had not been included in this Security Agreement. Any terms used in this Security Agreement, including without limitation, "account," "account debtor," "chattel paper," "document," "instrument," and "general intangible," which are not specifically defined in this Security Agreement but are specifically defined in the Uniform Commercial Code, shall have the meanings ascribed in the Uniform Commercial Code.

         m. APPLICABLE LAW; JURISDICTION. This Security Agreement shall be governed by and construed in accordance with the laws of the State of Arizona and any dispute arising under this Security Agreement shall be brought in a court of competent jurisdiction located within the State of Arizona.

         n. SUCCESSOR INTERESTS. This Security Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement on the date first above written.

                                    DEBTOR:

                                    Coach and Car Equipment Corp., a Nevada
                                    corporation formerly known as Coach and
                                    Car Acquisition Corp.

                                    By /s/ Michael Feinstein
                                       -----------------------------------------
                                    Its  Vice President
                                        ----------------------------------------


                                    SECURED PARTY:
                                    CCEC Capital Corp., an Arizona corporation formerly known as Coach and Car Equipment Corporation

                                    By /s/ Brad Forst
                                       -----------------------------------------
                                    Its  Executive Vice President
                                        ----------------------------------------


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